UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2014

TENET HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 1400, Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 893-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2014, Tenet Healthcare Corporation (“Tenet”) issued $500,000,000 in aggregate principal amount of 5.50% senior notes due 2019 (the “Notes”). The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Tenet will pay interest on the Notes semi-annually, in arrears, on March 1 and September 1 of each year, commencing March 1, 2015, to holders of record on the immediately preceding February 15 and August 15. The Notes are unsecured and will rank equally with all of Tenet’s existing and future unsecured senior debt, will rank senior to all of Tenet’s existing and future unsecured subordinated debt and will be effectively subordinated to all of Tenet’s existing and future secured debt, to the extent of the value of the collateral securing such secured indebtedness.

The Notes were issued pursuant to the indenture, dated as of November 6, 2001, between Tenet and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the twenty-fourth supplemental indenture thereto, dated as of September 29, 2014, between Tenet and the Trustee (collectively, the “Indenture”). The Indenture contains covenants that, among other things, restrict Tenet’s ability and the ability of its subsidiaries: to incur liens; enter into sale and lease-back transactions; or consolidate, merge or sell all or substantially all of their assets, other than in certain transactions between one or more of Tenet’s wholly owned subsidiaries and Tenet. These restrictions, however, are subject to a number of important exceptions and qualifications. In particular, there are no restrictions on Tenet’s ability or the ability of its subsidiaries to incur additional indebtedness, make restricted payments, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, enter into transactions with affiliates or make advances to, or invest in, other entities (including unaffiliated entities).

The Indenture also provides that the Notes may become subject to redemption under certain circumstances, including a change of control (as defined in the Indenture) of Tenet.  In addition, Tenet may, at its option, redeem the Notes in whole or in part at any time at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus the applicable make-whole premium set forth in the Indenture, together with accrued and unpaid interest.

In connection with the issuance of the Notes, Tenet also entered into an Exchange and Registration Rights Agreement, dated as of September 29, 2014 (the “Registration Rights Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers named in the purchase agreement for the Notes. Pursuant to the Registration Rights Agreement, Tenet has agreed to consummate an exchange offer for the Notes for notes registered with the Securities and Exchange Commission within 365 days from September 29, 2014.

The foregoing is a summary and is qualified by reference to the Indenture and the Registration Rights Agreement, which are filed herewith as Exhibits 4.1, 4.2 and 10.1, respectively, and are incorporated herein by reference.

The proceeds from the sale of the Notes will be used for general corporate purposes, including the repayment of indebtedness and drawings under Tenet’s senior secured revolving credit facility, related transaction fees and expenses, and acquisitions.

Item 9.01              Financial Statements and Exhibits

(d)           The following exhibits are filed as a part of this Report.

Exhibit No.	Description
4.1

Indenture, dated as of November 6, 2001, between Tenet and the Trustee (Incorporated by reference to Exhibit 4.1 to Tenet’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001).

4.2	Twenty-Fourth Supplemental Indenture, dated as of September 29, 2014, between Tenet and the Trustee.

10.1	Exchange and Registration Rights Agreement, dated as of September 29, 2014, between Tenet and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: September 29, 2014
	By:	/s/ Paul A. Castanon
		Name:	Paul A. Castanon
		Title:	Vice President, Deputy General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1

Indenture, dated as of November 6, 2001, between Tenet and the Trustee (Incorporated by reference to Exhibit 4.1 to Tenet’s Current Report on Form 8-K, dated November 6, 2001 and filed November 9, 2001).

4.2	Twenty-Fourth Supplemental Indenture, dated as of September 29, 2014, between Tenet and the Trustee.

10.1	Exchange and Registration Rights Agreement, dated as of September 29, 2014, between Tenet and Barclays Capital Inc., as representative of the initial purchasers.